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Exhibit 99.2

NOVA Chemicals Corporation
NOTICE OF GUARANTEED DELIVERY
for Tender of
All Outstanding
Senior Floating Rate Notes Due November 15, 2013
(CUSIP Nos. 66977WAG4 and C67111AC5)
in exchange for
Registered
Senior Floating Rate Notes Due November 15, 2013

         This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company's (as defined below) Senior Floating Rate Notes due November 15, 2013 (the "Old Notes") are not immediately available, (ii) Old Notes, the Letter of Transmittal and all other required documents cannot be delivered to U.S. Bank National Association, as Exchange Agent (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on or prior to the Expiration Date. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer — Procedures for Tendering" in the Prospectus.

The Exchange Offer will expire at 5:00 p.m., New York City time, on                            , 2006, unless extended (the "Expiration Date"). Old Notes tendered in the exchange offer may be withdrawn at any time before 5:00 p.m., New York City time, on the Expiration Date.

The Exchange Agent for the Exchange Offer is:
U.S. BANK NATIONAL ASSOCIATION

By registered or certified mail, overnight delivery or by hand:
U.S. Bank National Association
Corporate Trust Services
60 Livingston Avenue
St. Paul, Minnesota 55107

Attention: Specialized Finance

By facsimile: (eligible institutions only)
Fax: (651) 495-8156

Attention: Specialized Finance

To confirm by telephone:
(800) 934-6802

        Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of this notice of guaranteed delivery via facsimile to a number other than as set forth above will not constitute a valid delivery.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

        The undersigned hereby tenders to NOVA Chemicals Corporation, a corporation organized under the federal laws of Canada (the "Company"), upon the terms and subject to the conditions set forth in the Prospectus dated                                , 2005 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer — Procedures for Tendering."

        All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death of incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

        The undersigned hereby tenders the Old Notes listed below:

Title of Series	Certificate Number(s) (if known) of Old Notes or Account Number at The Depository Trust Company	Aggregate Principal Amount Represented	Aggregate Principal Amount Tendered

Senior Floating Rate Notes due November 15, 2013

PLEASE SIGN AND COMPLETE

Name(s) of Registered Holder(s)		Signature(s) of Registered Holder(s) or Authorized Signatory

Address(es)

Area Code and Telephone Number(s)		Dated

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

PLEASE SIGN AND COMPLETE

        This Notice of Guaranteed Delivery must be signed by the holder(s) of Old Notes exactly as its (their) name(s) appear on certificates for Old Notes or on a security position listing as the owner of Old Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

PLEASE PRINT NAME(S) AND ADDRESS(ES)

NAME(S):

CAPACITY:
ADDRESS(ES):

        Do not send Old Notes with this form. Notes should be sent to the Exchange Agent together with a properly completed and duly executed Letter of Transmittal.

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at its address set forth above, either the Old Notes tendered hereby in proper form for transfer together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof), or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, together with, in either case, any other required documents within three business days after the date of execution of this Notice of Guaranteed Delivery.

        The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:
Authorized Signature:
Title:
Address:

(Zip Code)
Area Code and Telephone Number:
Date:

        DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF CERTIFICATES FOR OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

        1.     Delivery of this Notice of Guaranteed Delivery.    A properly completed and duly executed copy of this notice of guaranteed delivery (or facsimile hereof or an agent's message and notice of guaranteed delivery in lieu hereof) and any other documents required by this notice of guaranteed delivery with respect to the Old Notes must be received by the Exchange Agent at its address listed herein before the Expiration Date of the Exchange Offer. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery.

        2.     Signatures on this Notice of Guaranteed Delivery.    If this Notice of Guaranteed Delivery (or facsimile hereof) is signed by the registered holder(s) of the Old Notes referred to herein, the signature(s) must correspond exactly with the name(s) written on the face of the Old Notes without alteration, enlargement, or any change whatsoever. If this notice of guaranteed delivery (or facsimile hereof) is signed by a participant of DTC whose name appears on a security position listing as the owner of the Old Notes, the signature must correspond with the name shown on the security position listing as the owner of the Old Notes.

        If this Notice of Guaranteed Delivery (or facsimile hereof) is signed by a person other than the registered holder(s) of any Old Notes listed or a participant of DTC, this notice of guaranteed delivery must be accompanied by appropriate bond powers, signed as the name(s) of the registered holder(s) appear(s) on the Old Notes or signed as the name(s) of the participant shown on DTC's security position listing.

        If this Notice of Guaranteed Delivery (or facsimile hereof) is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the letter of transmittal evidence satisfactory to the Exchange Agent of such person's authority to act.

        3.     Requests for Assistance or Additional Copies.    Questions and requests for assistance and requests for additional copies of the prospectus and this Notice of Guaranteed Delivery may be directed to the Exchange Agent at the address listed on the cover page hereof. Holders may also contact their broker-dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.

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  Exhibit 99.2